Triarc Companies, Inc.
280 Park Avenue
New York, NY 10017

For Immediate Release

CONTACT:	Anne A. Tarbell
(212) 451-3030
www.triarc.com

TRIARC ENTERS INTO A DEFINITIVE AGREEMENT TO ACQUIRE RTM
RESTAURANT GROUP, ARBY’S® LARGEST FRANCHISEE

TRIARC TO EXPLORE THE SEPARATION OF

ITS RESTAURANT AND ASSET MANAGEMENT BUSINESSES

New York, NY, May 31, 2005 –Triarc Companies, Inc. (NYSE: TRY; TRY.B) and RTM Restaurant Group (“RTM”) announced today that they have entered into a definitive agreement pursuant to which Triarc will acquire RTM. Triarc is the parent of Arby’s Franchise Trust, the franchisor of the Arby’s® restaurant system, which consists of approximately 3,500 restaurants, and is the operator of 233 Arby’s restaurants. RTM is Arby’s largest franchisee, with 775 Arby’s restaurants in 21 states.

Total consideration will consist of $175 million in cash, subject to adjustment under certain circumstances, plus either 10 million shares of Triarc’s existing Class B common stock, Series 1 (“Series B-1 Stock”) or 10 million shares of a newly created, non-voting Triarc Class B common stock, Series 2 (“Series B-2 Stock”) that, as described below, convert into shares of Series B-1 Stock. In connection with the RTM acquisition, Arby’s Restaurant Group, Inc. (“ARG”), a wholly owned subsidiary of Triarc, will also assume approximately $420 million of net debt and related prepayment expenses, including approximately $185 million of RTM capitalized lease obligations and financing obligations.

Pursuant to the transaction, Triarc will provide $135 million cash to fund the acquisition and will consolidate all of its restaurant operations, including RTM, under ARG. ARG has obtained financing commitments to fund the remaining cash needed to complete the acquisition, including transaction costs, and to refinance certain of its and RTM’s existing indebtedness through new borrowings. After giving effect to the transaction, ARG is expected to have approximately $600 million outstanding under a senior secured term loan, $175 million of capitalized lease obligations and financing obligations and $100 million of availability under a senior secured revolving credit facility.

The acquisition and related debt refinancings are expected to be completed during the third quarter of 2005, subject to satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, obtaining necessary third-party consents, the RTM sellers receiving their expected tax treatment for the acquisition and the receipt of the funding contemplated under the financing commitments.

As part of Triarc’s goal of increasing shareholder value, Triarc also announced today that its Board of Directors has approved the exploration by the Company’s management of a corporate restructuring that would result in the creation of a publicly traded restaurant company that is separate from Triarc’s asset management business. In connection with management’s pursuit of growth opportunities for its asset management business, management is also actively exploring the creation of one or more investment funds to be managed by senior officers of Triarc. If the corporate restructuring were to occur, it would be on such terms as the Board of Directors determines to be appropriate for Triarc shareholders. Such a corporate restructuring could include, among other things, the distribution by Triarc to its shareholders of its non-restaurant assets.

Consistent with the Board’s decision to explore such a restructuring, in the definitive agreement with RTM, Triarc has agreed to explore the implementation of a corporate restructuring that would result in Triarc having no other material operating assets or material investments other than its Arby’s restaurant business, and, subject to applicable fiduciary duties, receipt of all requisite consents and approvals and other legal requirements, to complete that restructuring prior to January 3, 2006, if the Board of Directors determines that it is in the best interests of Triarc and its shareholders to effect that restructuring and to do so prior to such date.

If RTM’s owners choose to receive the Series B-2 Stock at closing, such shares will be convertible either into (i) 10 million shares of Series B-1 Stock on January 3, 2006, if the restructuring referred to in the preceding paragraph has not occurred by such date (or earlier if Triarc’s Board determines that Triarc will not complete that restructuring by January 3, 2006), or (ii) shares of Series B-1 Stock representing approximately 16% of the equity of Triarc if the restructuring described in the preceding paragraph occurs prior to January 3, 2006.

Douglas N. Benham, President and Chief Executive Officer of Arby’s since January 2004, will lead Arby’s as its President and Chief Executive Officer. Prior to joining Arby’s, Mr. Benham was the Chief Financial Officer of RTM. Thomas A. Garrett, currently President of RTM, will become Arby’s Chief Operating Officer. Todd D. Weyhrich, currently Arby’s Chief Financial Officer, Sharron L. Barton, currently RTM’s Chief Administrative Officer, and Jordan E. Krolick, currently Arby’s Chief Development Officer, will serve in similar capacities for the combined company. The new Arby’s management team, which will consist of management from both Arby’s and RTM, has an average of 15 years of quick service restaurant experience and an average of 14 years with Arby’s. The combined company will be headquartered in Atlanta, GA.

Commenting on the definitive agreement with Triarc, Russell V. Umphenour, Jr., RTM’s Chief Executive Officer, said: “The acquisition of RTM by Arby’s is a natural and logical next step in Arby’s 40-year brand history. We are excited about the many growth opportunities that this acquisition should present for the Arby’s brand and its franchise system. We look forward to working with our friends and long time business associates, Nelson Peltz and Peter May and their team at Triarc and Arby’s, in effecting a seamless transition.”

Commenting on the definitive agreement with RTM, Nelson Peltz, Triarc’s Chairman and Chief Executive Officer, said: “This accretive transaction presents a unique opportunity to combine the ownership and management of a leading national quick service restaurant brand with the operational excellence of its largest franchisee. As a result of the transaction, the combined company should be positioned to implement multiple growth initiatives, to benefit from scale efficiencies and, working with franchisees, to adopt RTM operational practices across the franchise system. We are delighted to be working on the same team as RTM.”

Commenting on the decision to explore a possible corporate restructuring, Nelson Peltz said: “For some time, we have been carefully evaluating our strategic options with the goal of increasing shareholder value at Triarc. We believe that we have built two excellent, financially strong and independent businesses that are led by highly effective management teams. Nevertheless, Deerfield and Arby’s have inherently different growth characteristics and investment attributes. With our present corporate structure, we believe that their full value and their growth prospects may not be adequately reflected in our stock price.”

Peltz continued: “The Arby’s acquisition of RTM will create a large, fully integrated and growing restaurant company. At the same time, Deerfield’s asset management business is continuing to grow. We are also exploring the possibility of augmenting our asset management business with one or more investment funds to be managed by senior officers of Triarc. With these recent business developments, we have come to believe that a corporate restructuring may have the potential to unlock the value of both businesses.”

Peltz concluded: “In the coming months, we will thoroughly review the feasibility, as well as the risks and opportunities, of a possible corporate restructuring with our Board of Directors and our senior management. We will announce further details upon completion of that review.”

Citigroup Global Markets Inc. acted as Triarc’s financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as Triarc’s legal counsel, on the RTM acquisition. RTM’s financial advisor was TM Capital Corp. RTM’s legal advisor was Sutherland Asbill & Brennan LLP with Baker & McKenzie LLP serving as additional tax counsel. ARG has obtained committed financing from Citigroup North America, Inc., Bank of America, N.A. and Credit Suisse to fund ARG’s new borrowings.

The RTM Restaurant Group operates 775 Arby’s restaurants in 21 U.S. states. For the 53 weeks ended March 6, 2005, RTM’s Arby’s restaurants had sales of approximately $796 million.

Triarc is a holding company and, through its subsidiaries, the franchisor of the Arby’s restaurant system and the owner and operator of 233 restaurants located in the United States. Triarc also owns an approximate 64% capital interest in Deerfield & Company LLC, a Chicago-based asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors.

# # #

Notes To Follow

NOTES TO PRESS RELEASE

1.

There can be no assurance that the RTM acquisition will be completed, or that we will be able to successfully integrate RTM into our existing operations. The description of the acquisition contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the acquisition, copies of which will be filed by us with the Securities and Exchange Commission as exhibits to our current and/or periodic filings under the Securities Exchange Act of 1934, as amended.

2.

There can be no assurance that the creation of a separate publicly traded restaurant company will occur or the terms or timing of such separation if it does occur. As of the date hereof, Triarc's Board of Directors has not reached any definitive conclusions concerning the scope, benefits or timing of the separation.

3.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

4.

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, “Triarc” or the “Company”) and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

•	competition, including pricing pressures and the potential impact of competitors’ new units on sales by Arby’s® restaurants;

•	consumers’ perceptions of the relative quality, variety and value of the food products the Company offers;

•	success of operating initiatives;

•	development costs;

•	advertising and promotional efforts;

•	brand awareness;

•	the existence or absence of positive or adverse publicity;

•	new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts;

•

changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as “mad cow disease” and avian influenza or “bird flu”;

•	changes in spending patterns and demographic trends;

•	the business and financial viability of key franchisees;

•	the timely payment of franchisee obligations due to the Company;

•	availability, location and terms of sites for restaurant development by the Company and its franchisees;

•	the ability of the Company’s franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

•	delays in opening new restaurants or completing remodels;

•	anticipated or unanticipated restaurant closures by the Company and its franchisees;

•	the Company’s ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby’s restaurants;

•	changes in business strategy or development plans, and the willingness of the Company’s franchisees to participate in its strategy;

•	business abilities and judgment of the Company’s and its franchisees’ management and other personnel;

•	availability of qualified restaurant personnel to the Company and to its franchisees;

•

the Company’s ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby’s restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

•	changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

•	adverse weather conditions;

•

significant reductions in the Company’s client assets under management (which would reduce the Company’s advisory fee revenue), due to such factors as weak performance of the Company’s investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that the Company trades, loss of key portfolio management or other personnel, reduced investor demand for the types of investment products the Company offers, and loss of investor confidence due to adverse publicity;

•	increased competition from other asset managers offering similar types of products to those the Company offers;

•	pricing pressure on the advisory fees that the Company can charge for its investment advisory services;

•

difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity or lack of potentially profitable trading opportunities;

•

removal of the Company as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts it manages, or the reduction in the Company’s CDO management fees because of payment defaults by issuers of the underlying collateral;

•	availability, terms (including changes in interest rates) and deployment of capital;

•

changes in legal or self-regulatory requirements, including franchising laws, investment management regulations, accounting standards, environmental laws, overtime rules, minimum wage rates and taxation rates;

•	the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

•	the impact of general economic conditions on consumer spending or securities investing, including a slower consumer economy and the effects of war or terrorist activities;

•	the Company’s ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into its existing operations; and

•

other risks and uncertainties affecting the Company referred to in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (see especially “Item 1. Business--Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and in its other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.